Exhibit 99.1

Hortonworks Reports Financial Results for Second Quarter 2015

SANTA CLARA, Calif.—August 5, 2015—Hortonworks, Inc.® (NASDAQ: HDP), the leader in Open Enterprise Hadoop, today announced financial results for the second quarter 2015.

“We are very pleased with our second quarter performance which was highlighted by support subscription revenue growth of 178% year-over-year and solid customer momentum with the addition of 119 new support subscription logos,” said Rob Bearden, chief executive officer and chairman of the board of directors of Hortonworks. “As leading enterprise organizations continue to deploy the Hortonworks Data Platform in production at scale, as evidenced by our 144% dollar-based net expansion rate over the trailing four quarters, we could not be more thrilled to serve as their trusted IT partner during this transformational period in the data management industry.”

Second quarter 2015 financial highlights:

•	Revenue: Total GAAP revenue was $30.7 million for the second quarter of 2015, an increase of 154 percent over the $12.1 million in the second quarter of 2014.

•	Gross Billings: Gross billings were $41.8 million for the second quarter of 2015, a 114 percent increase over the $19.6 million in the same period last year.

•	Gross Profit: Total GAAP gross profit was $17.5 million for the second quarter of 2015, compared to gross profit of $5.5 million in the same period last year. Non-GAAP gross profit for the second quarter of 2015 was $18.0 million compared to $5.6 million in the second quarter of 2014. Non-GAAP gross margin was 59 percent for the second quarter 2015, compared to 46 percent during the same period last year.

•	Operating Loss: GAAP operating loss for the second quarter totaled $42.1 million, compared to a loss of $23.4 million during the second quarter last year. Non-GAAP operating loss for the second quarter was $33.9 million, compared to a loss of $21.9 million for the same period last year.

•	Net Loss: GAAP net loss for the second quarter was $42.3 million or $1.00 per basic and diluted share, compared to a net loss of $27.0 million or $6.47 per basic and diluted share in the second quarter of 2014. Non-GAAP net loss for the second quarter of 2015 was $34.1 million or $0.80 per basic and diluted share, compared to a net loss of $21.9 million or $5.26 per basic and diluted share in the same period last year.

•	Adjusted EBITDA: Adjusted EBITDA for the second quarter of 2015 resulted in a loss of $21.7 million, compared to a loss of $14.2 million for the second quarter of 2014.

•	Deferred Revenue: Deferred revenue was $79.4 million, a 104 percent increase over the $39.0 million reported as of June 30, 2014 and a 26 percent increase over the $62.9 million reported as of December 31, 2014.

•	Cash & Investments: As of June 30, 2015, Hortonworks had cash and investments of $144.4 million, compared to $204.5 million as of December 31, 2014.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release.

Recent Business Highlights

•	HDP 2.3. In June, Hortonworks announced Hortonworks Data Platform (HDPTM) 2.3, the latest release of the industry’s only 100% open source Apache Hadoop platform. This release focused on easing enterprise adoption by eliminating administration complexities, improving developer productivity, enhancing security and data governance, and delivering proactive cluster monitoring (SmartSense).

•	Hadoop Summit. Hortonworks and Yahoo! hosted the 8th annual Hadoop Summit North America, the leading conference for the Apache Hadoop community in San Jose, CA. With over 4,000 attendees and 7 tracks featuring more than 160 presentations, the event showcased examples and use cases of how Open Enterprise Hadoop is driving global adoption by transforming every major industry. Highlighting the show was the customer panel including Home Depot, Rogers Communications, Symantec, Schlumberger and Verizon who shared their transformational use cases enabled by the deployment of HDP.

•	Microsoft. In June, Hortonworks and Microsoft renewed their three-year contract relating to HDInsight. As Hadoop workloads continue to migrate to cloud architectures like Microsoft’s Hadoop-as-a-managed service offering HDInsight, built on HDP, Hortonworks is pleased to strengthen its strategic relationship with Microsoft.

•	EMC. Hortonworks and EMC continue to expand on joint collaborative efforts. In August, Hortonworks announced a go-to-market partnership where EMC’s sales organization can resell HDP via the EMC Technology Connect Partner Program as a Select partner.

•	Internet of Things (“IoT”) Applications for Automotive Market. In June, Hortonworks and HARMAN, the leading global infotainment, audio and software services company, announced a joint collaboration to transform the automotive enterprise by enabling the connected car ecosystem with real-time, IoT data, insights and prognostics solutions. Together, Hortonworks and HARMAN will offer solutions to help automotive manufacturers gain valuable insights by analyzing real-time information based on data streaming from connected cars. Key benefits to automakers include preventive warranty maintenance, data discovery for product improvements and a single view of manufacturing operations.

•	Oracle. Hortonworks and Oracle continue to expand their collaboration most recently with the certification of both Oracle Data Integrator (“ODI”) and Oracle GoldenGate for Big Data on the Hortonworks Data Platform. As integral components of the Oracle Data Integration product portfolio, these certifications will assist customers in taking their Hadoop projects to the next level of enterprise integration. In addition to the latest ODI and GoldenGate integrations, the Hortonworks Data Platform is also certified with the Oracle Big Data Connectors.

Financial Outlook

As of August 5, 2015, Hortonworks is providing the following non-GAAP financial outlook for its third quarter and full year 2015:

For the third quarter of 2015, we expect:

•	Total revenue between $29.0 million and $31.0 million, representing year-over-year growth of 135 percent at the midpoint.

•	Gross Billings between $40.0 million and $42.0 million, representing year-over-year growth of 91 percent at the midpoint.

•	Adjusted EBITDA resulting in a loss between $22.0 million and $24.0 million.

For the full year 2015, we expect:

•	Total revenue between $114.0 million and $117.0 million, representing year-over-year growth of 122 percent at the midpoint.

•	Gross Billings between $161.0 million and $167.0 million, representing year-over-year growth of 88 percent at the midpoint.

•	Adjusted EBITDA resulting in a loss between $82.0 million and $88.0 million.

Second Quarter 2015 Earnings Conference Call and Webcast Details

Hortonworks will hold a conference call and webcast today to discuss the results and outlook at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) on Wednesday, August 5, 2015. Interested parties may access the call by dialing (877) 930-7786 in the U.S. or (253) 336-7423 from international locations. In addition, a live audio webcast of the conference call will be available on the Hortonworks Investor Relations website at http://investors.hortonworks.com.

Shortly after the conclusion of the conference call, a replay of the audio webcast will be available on the Hortonworks Investor Relations website for approximately seven days.

Statement regarding use of non-GAAP financial measures

The Company reports non-GAAP results for revenue, gross profit and margins, operating loss and margins, net loss, basic and diluted net loss per share, adjusted EBITDA and gross billings in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

The Company’s financial measures under GAAP include stock-based compensation expense, contra-revenue, acquisition-related items, depreciation expense, and other income/expense, net. Management believes the presentation of operating results that exclude these items provides useful supplemental information to investors and facilitates the analysis of the Company’s core operating results and comparison of operating results across reporting periods. Management also believes that this supplemental non-GAAP information is therefore useful to investors in analyzing and assessing the Company’s past and future operating performance.

Non-GAAP revenue is calculated as GAAP revenue excluding the non-GAAP contra-revenue adjustments associated with the issuance of equity to an affiliate of AT&T. Management believes non-GAAP revenue offers investors useful supplemental information regarding the performance of our business, and will help investors better understand our business.

Gross Billings are calculated as non-GAAP revenue plus the quarterly sequential change in total deferred revenue. Management believes gross billings offer investors useful supplemental information regarding the performance of our business, and will help investors better understand our business.

Non-GAAP gross profit is calculated as non-GAAP revenue less our non-GAAP cost of revenue. Management believes non-GAAP gross profit offers investors useful supplemental information regarding the performance of our business, and will help investors better understand our business.

Non-GAAP gross margin is calculated as non-GAAP gross profit divided by non-GAAP revenue. Management believes non-GAAP gross margin offers investors useful supplemental information regarding the performance of our business, and will help investors better understand our business.

Non-GAAP operating loss is calculated as GAAP operating loss plus non-GAAP revenue adjustments and non-GAAP cost of revenue and operating expense adjustments. Management believes non-GAAP operating loss offers investors useful supplemental information regarding the performance of our business, and will help investors better understand our business.

Non-GAAP operating margin is calculated as non-GAAP operating loss divided by non-GAAP revenue. Management believes non-GAAP operating margin offers investors useful supplemental information regarding the performance of our business, and will help investors better understand our business.

Non-GAAP net loss is calculated as GAAP net loss plus non-GAAP revenue adjustments and non-GAAP cost of revenue and operating expense adjustments. Management believes non-GAAP net loss offers investors useful supplemental information regarding the performance of our business, and will help investors better understand our business.

Non-GAAP net loss per basic and diluted share is calculated as non-GAAP net loss divided by the weighted average shares outstanding for the period. Management believes non-GAAP net loss per basic and diluted share offers investors useful supplemental information regarding the performance of our business, and will help investors better understand our business.

Adjusted EBITDA is calculated as gross billings minus non-GAAP cost of revenue and operating expenses plus depreciation expense. Management believes adjusted EBITDA offers investors useful supplemental information regarding the performance of our business, and will help investors better understand our business.

Use of forward-looking statements

This release contains “forward-looking statements” regarding our performance, including in the section titled “Financial Outlook.” Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make.

The important factors that could cause actual results to differ materially from those in any forward-looking statements include, but are not limited to, the following: (i) we have a history of losses, and we may not become profitable in the future, (ii) we have a limited operating history, which makes it difficult to predict our future results of operations, and (iii) we do not have an adequate history with our support subscription offerings or pricing models to accurately predict the long-term rate of support subscription customer renewals or adoption, or the impact these renewals and adoption will have on our revenues or results of operations.

Further information on these and other factors that could affect our financial results and the forward-looking statements in this press release are included in our Form 10-K filed on March 27, 2015, Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 filed on May 14, 2015 and in other filings we make with the Securities Exchange Commission from time to time, particularly under the caption Risk Factors.

We undertake no obligation, and do not intend, to update these forward-looking statements.

About Hortonworks

Hortonworks is the leader in emerging Open Enterprise Hadoop and develops, distributes and supports the only 100% open source Apache Hadoop data platform. Our team comprises the largest contingent of builders and architects within the Hadoop ecosystem who represent and lead the broader enterprise requirements within these communities.

The Hortonworks Data Platform provides an open platform that deeply integrates with existing IT investments and upon which enterprises can build and deploy Hadoop-based applications.

Hortonworks has deep relationships with the key strategic data center partners that enable our customers to unlock the broadest opportunities from Hadoop.

For more information, visit www.hortonworks.com.

Hortonworks, Inc.

Unaudited Condensed Consolidated Statement of Operations

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Support subscription and professional services revenue:
Support subscription	$18,811	$6,765	$32,386	$11,054
Professional services	11,874	5,322	21,072	9,570

Total support subscription and professional services revenue	30,685	12,087	53,458	20,624
Cost of revenue:
Support subscription	3,036	775	5,585	1,364
Professional services	10,178	5,790	19,089	11,101

Total cost of revenue	13,214	6,565	24,674	12,465

Gross profit	17,471	5,522	28,784	8,159

Operating expenses:
Sales and marketing	33,309	14,869	61,066	25,062
Research and development	14,876	8,366	29,856	16,159
General and administrative	11,419	5,676	20,471	10,609

Total operating expenses	59,604	28,911	111,393	51,830

Loss from operations	(42,133)	(23,389)	(82,609)	(43,671)
Other (expense) income, net	(28)	(4,819)	399	(4,789)

Loss before income tax benefit	(42,161)	(28,208)	(82,210)	(48,460)
Income tax expense (benefit)	110	(1,251)	195	(1,230)

Net loss	$(42,271)	$(26,957)	$(82,405)	$(47,230)

Net loss per share of common stock, basic and diluted	$(1.00)	$(6.47)	$(1.96)	$(11.77)

Weighted average shares used in computing net loss per share of common stock, basic and diluted	42,416,446	4,165,436	41,946,970	4,012,430

Hortonworks, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	June 30, 2015	December 31, 2014
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$30,769	$129,084
Short-term investments	111,113	75,381
Accounts receivable, net	41,880	32,900
Prepaid expenses and other current assets	5,744	3,728

Total current assets	189,506	241,093
Property and equipment, net	13,822	11,182
Long-term investments	2,542	—
Goodwill	7,904	2,119
Intangible assets	4,395	—
Other non-current assets	913	304
Restricted cash	1,310	1,341

TOTAL ASSETS	$220,392	$256,039

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$7,289	$7,087
Accrued compensation and benefits	12,336	9,913
Accrued expenses and other current liabilities	12,573	6,333
Deferred revenue	69,153	50,280

Total current liabilities	101,351	73,613
Long-term deferred revenue	10,260	12,643
Other long-term liabilities	7,576	2,713

TOTAL LIABILITIES	119,187	88,969

STOCKHOLDERS’ EQUITY:
Common stock, par value of $0.0001 per share—500,000,000 shares authorized as of June 30, 2015 and December 31, 2014; 43,268,837 and 40,987,583 shares issued and outstanding as of June 30, 2015 and December 31, 2014	4	4
Additional paid-in capital	455,553	439,005
Accumulated other comprehensive loss	(210)	(202)
Accumulated deficit	(354,142)	(271,737)

TOTAL STOCKHOLDERS’ EQUITY	101,205	167,070

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$220,392	$256,039

Hortonworks, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(42,271)	$(26,957)	$(82,405)	$(47,230)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,026	205	1,920	430
Amortization of premiums from investments	260	236	542	303
Stock-based compensation expense	7,146	1,445	12,340	3,593
Contra-revenue adjustment related to share purchase agreement	—	—	—	2,040
Loss on disposal of assets	505	16	510	41
Deferred income tax benefit	—	(1,279)	—	(1,279)
Common stock warrant	—	4,900	—	4,900
Changes in operating assets and liabilities:
Accounts receivable	(7,373)	(5,618)	(8,980)	(6,413)
Prepaid expenses and other current assets	895	(2,042)	(2,000)	(3,141)
Other assets	(261)	5	(651)	—
Accounts payable	2,305	2,002	1,858	1,620
Accrued expenses and other liabilities	2,648	(199)	7,225	2,132
Accrued compensation and benefits	1,942	2,133	2,406	1,899
Deferred revenue	11,162	7,492	16,490	11,055

Net cash used in operating activities	(22,016)	(17,661)	(50,745)	(30,050)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of investments	(30,318)	(62,281)	(72,375)	(62,281)
Proceeds from maturities of investments	8,285	7,600	36,146	10,520
Acquisitions	(3,721)	(2,996)	(3,721)	(2,996)
Issuance of promissory note receivable	—	—	(2,500)	—
Change in restricted cash	—	(191)	31	(191)
Purchases of property and equipment	(2,374)	(818)	(7,637)	(1,197)

Net cash used in investing activities	(28,128)	(58,686)	(50,056)	(56,145)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of preferred stock, net of issuance costs	—	(60)	—	99,682
Proceeds from issuance of common stock	2,173	441	2,486	537
Payments for deferred offering costs	—	(256)	—	(256)

Net cash provided by financing activities	2,173	125	2,486	99,963

Net (decrease) increase in cash and cash equivalents	(47,971)	(76,222)	(98,315)	13,768
Cash and cash equivalents—Beginning of period	78,740	115,294	129,084	25,304

Cash and cash equivalents—End of period	$30,769	$39,072	$30,769	$39,072

Reconciliation of GAAP to Non-GAAP

(in thousands, except share and per share amounts and percentages)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Non-GAAP Revenue: GAAP revenue	$30,685	$12,087	$53,458	$20,624
AT&T contra-revenue	—	—	—	2,040

Non-GAAP revenue	$30,685	$12,087	$53,458	$22,664

Gross Billings: Non-GAAP revenue	$30,685	$12,087	$53,458	$22,664
Deferred revenue — end of period	79,413	38,983	79,413	38,983
Less: Deferred revenue — beginning of period	(68,251)	(31,491)	(62,923)	(27,928)

Total change in deferred revenue	11,162	7,492	16,490	11,055

Gross billings	$41,847	$19,579	$69,948	$33,719

Non-GAAP Gross Profit and Margin: Gross profit	$17,471	$5,522	$28,784	$8,159
Stock-based compensation expense	521	98	791	171
AT&T contra-revenue	—	—	—	2,040

Non-GAAP gross profit	$17,992	$5,620	$29,575	$10,370

Gross margin percentages:
GAAP	57%	46%	54%	40%
Non-GAAP	59%	46%	55%	46%

Non-GAAP Operating Loss and Margin: Operating loss	$(42,133)	$(23,389)	$(82,609)	$(43,671)
Stock-based compensation expense	7,146	1,445	12,340	3,593
AT&T contra-revenue	—	—	—	2,040
Acquisition-related retention bonus	559	—	3,506	—
Loss on asset write-off	503	—	503	—
Other	—	—	—	338

Non-GAAP operating loss	$(33,925)	$(21,944)	$(66,260)	$(37,700)

Operating margin percentages:
GAAP	(137)%	(194)%	(155)%	(212)%
Non-GAAP	(111)%	(182)%	(124)%	(166)%

Non-GAAP Net Loss and Net Loss per Share: Net loss	$(42,271)	$(26,957)	$(82,405)	$(47,230)
Stock-based compensation expense	7,146	1,445	12,340	3,593
AT&T contra-revenue	—	—	—	2,040
Acquisition-related retention bonus	559	—	3,506	—
Loss on asset write-off	503	—	503	—
2014 Yahoo common stock warrant	—	4,900	—	4,900
Tax benefit related to XA Secure acquisition	—	(1,279)	—	(1,279)
Other	—	—	—	338

Non-GAAP net loss	$(34,063)	$(21,891)	$(66,056)	$(37,638)

Weighted average shares	42,416,446	4,165,436	41,946,970	4,012,430
Non-GAAP net loss per share	$(0.80)	$(5.26)	$(1.57)	$(9.38)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Adjusted EBITDA:
Gross billings	$41,847	$19,579	$69,948	$33,719
Less: Cost of revenue	(13,214)	(6,565)	(24,674)	(12,465)

Less: Operating expenses	(59,604)	(28,911)	(111,393)	(51,830)
Add: Non-GAAP cost of revenue and operating expense adjustments:
Stock-based compensation expense	7,146	1,445	12,340	3,593
Depreciation expense	1,026	205	1,920	430
Acquisition-related retention bonus	559	—	3,506	—
Loss on asset write-off	503	—	503	—
Other	—	—	—	338

Adjusted EBITDA	$(21,737)	$(14,247)	$(47,850)	$(26,215)

Stock-based compensation expense by function:
Cost of revenue	$521	$98	$791	$171
Sales and marketing	1,947	257	3,364	435
Research and development	2,231	295	4,354	569
General and administrative	2,447	795	3,831	2,418

Stock-based compensation expense	$7,146	$1,445	$12,340	$3,593

For Additional Information Contact:

Brian Marshall

VP, Corporate Development

bmarshall@hortonworks.com

650-305-7806